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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Phantom Stock Salary Deferral Plan of Amylin Pharmaceuticals, Inc. of our report dated January 23, 1998, except for the last paragraph of Note 5, as to which the date is March 2, 1998, with respect to the consolidated financial statements of Amylin Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.





                                        ERNST & YOUNG LLP




San Diego, California
April 28, 1998